                                                                    EXHIBIT 99.1

(IASIS HEALTHCARE(R) LOGO)

INVESTOR CONTACT:
W. Carl Whitmer
Chief Financial Officer
(615) 844-2747

         IASIS HEALTHCARE TO BROADCAST ITS FOURTH QUARTER AND YEAR-END
                      CONFERENCE CALL LIVE ON THE INTERNET

FRANKLIN, TENN. (NOVEMBER 7, 2002) - IASIS Healthcare(R) Corporation announced that it will provide an online Web simulcast of its fourth quarter and year-end conference call on Friday, November 22, 2002. The Company will release its results for the fourth quarter and year ended September 30, 2002, before the opening of the market on November 22, 2002.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11:00 a.m. Eastern Time on November 22. The link to this event can be found at the Company's website: www.iasishealthcare.com. In addition, an online replay will be available two hours after the call ends and will be available for 30 days. The online replay can also be found on the Company's website.

IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is an owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the market it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,089 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare(R) also operates four ambulatory surgery centers and a Medicaid health plan that currently serves over 58,000 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.

                                     -END-